Kingstone Companies, Inc. 1154 Broadway Hewlett, NY 11557 Phone: (516) 374-7600 Fax: (516) 295-7216 www.kingstonecompanies.com Contact: Barry Goldstein, CEO

News Release

Kingstone Declares $.03 per Share Quarterly Dividend

Hewlett, New York-February 14, 2012--Kingstone Companies, Inc. (NASDAQ: KINS) announced that its board declared a quarterly dividend of $.03 per share payable on March 15, 2012 to shareholders of record at the close of business on February 29, 2012.

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Forward Looking Statements
Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in Kingstone's filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K.  Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.